SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2006


                            EAGLE BULK SHIPPING INC.
           (Exact name of each Registrant as specified in its Charter)



      Marshall Islands                  000-51366                98-0453513
------------------------------    -------------------------  -------------------
(State or other jurisdiction       (Commission File Number)   (IRS employer
of incorporation or organization)                            identification no.)

       477 Madison Avenue                                            10022
           Suite 1405                                              (Zip Code)
       New York, New York
(Address of principal executive offices)


(Registrant's telephone number, including area code): (212) 785-2500

Item 8.01. Other Events


On January 30, 2006 Eagle Bulk Shipping Inc. (the "Company") issued a press release announcing that it has declared a cash dividend on its common stock for the fourth quarter of 2005. A copy of the press release is attached hereto as
Exhibit 1.

                                    Exhibit 1

CONTACT:

Investors:

Eagle Bulk Shipping Inc.
Alan Ginsberg, 212-785-2500

Media:

Kekst and Company for Eagle Bulk Shipping Inc.
Jon Morgan, 212-521-4800

                   Eagle Bulk Shipping, Inc. Declares Dividend

New York, NY, January 30, 2006 -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced that its Board of Directors has voted to declare a cash dividend on its common stock for the fourth quarter of 2005 of $0.57 per share payable on or about February 24, 2006, to all shareholders of record as at February 15, 2006.

The Company expects investors to receive their Form 1099-DIV this week. The form 1099-DIV covers the Company's dividend for the third quarter of 2005, which was paid on October 31, 2005, and reports ordinary income for that dividend. As discussed in our public filings, Company dividends may be eligible for qualified dividend treatment. The Company expects that a portion of dividends paid in 2006, including the $0.57 dividend announced today, will include an element of return of capital.

About Eagle Bulk Shipping Inc.
------------------------------

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York City. We are the largest U.S. based owner of Handymax dry bulk vessels, which are dry bulk vessels that range in size from 35,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet primarily pursuant to one- to three-year time charters to allow us to take advantage of the stable cash flow and high utilization rates that are associated with medium- to long-term time charters.

Tax Considerations
------------------

Please consult your tax adviser to determine what impact, if any, the above information may have on your tax situation for the current tax year or in future years.

Forward-Looking Statement
-------------------------

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange
Commission.

Visit our website at http://www.eagleships.com


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


January 30, 2006

                                   Eagle Bulk Shipping Inc.

                                   By: /s/ Sophocles N. Zoullas
                                       ------------------------
                                           Sophocles N. Zoullas
                                           Chief Executive Officer and President




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